UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2019

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ALBEMARLE CORPORATION
(Exact name of Registrant as specified in charter)
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Virginia	001-12658	54-1692118
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4250 Congress Street, Suite 900
Charlotte, North Carolina 28209
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (980) 299-5700
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
COMMON STOCK, $.01 Par Value	ALB	New York Stock Exchange

Item 1.01    Entry into a Material Definitive Agreement.

MARBL Lithium Joint Venture

On October 31, 2019 U.S. Eastern Daylight Time / November 1, 2019 Australian Western Standard Time (the “Completion Date”), Albemarle Wodgina Pty Ltd (“Albemarle Wodgina”), a wholly owned subsidiary of Albemarle Corporation (“Albemarle”), Wodgina Lithium Pty Ltd (“WLPL”), a wholly owned subsidiary of Mineral Resources Limited (“MRL”), and MARBL Lithium Operations Pty Ltd (the “Manager”), entered into a joint venture agreement (the “JVA”) forming an unincorporated joint venture between Albemarle Wodgina and WLPL (the “JV”) for the exploration, development, mining, processing, and production of lithium and other minerals (other than iron ore and tantalum) from the Wodgina Project and for the operation of the Kemerton Assets (each as defined below in Item 2.01 of this Current Report on Form 8-K). The JV is named MARBL Lithium Joint Venture. Albemarle Wodgina holds a 60% interest in the JV and WLPL holds a 40% interest in the JV. In addition, Albemarle Wodgina holds 60% of the shares in the Manager and WLPL holds 40% of the shares in the Manager.

Pursuant to the JVA, the JV will be managed by the Manager, with oversight by a management committee comprised of three representatives of Albemarle Wodgina and two representatives of WLPL (for so long as they retain a 60% interest and a 40% interest, respectively, in the JV). The approval of the management committee is required to make certain key decisions regarding the operations of the JV, including with respect to business plans and budgets. For so long as Albemarle Wodgina and WLPL retain a 60% interest and a 40% interest, respectively, in the JV, (i) in the case of matters involving conflicts of interest for one of WLPL or Albemarle Wodgina (or their respective affiliates), the representatives of the non-conflicted member will be entitled to make the relevant decision, and (ii) certain key decisions will require approval by representatives of both parties, including the following: the disposition or surrender of any tenement; the sale, lease, or exchange of all or substantially all of the JV’s assets; the disposal of project facilities with a book value in excess of AUD$500,000; entry into of any contracts with a value of greater than AUD$10 million per annum; the appointment of a new manager or changing the manager’s remuneration; borrowing of money; and granting certain security interests over any of the JV’s assets.

Pursuant to the JVA, each of Albemarle Wodgina and WLPL will be entitled to a pro rata portion (based on their respective ownership percentages) of all minerals (other than iron ore and tantalum) recovered from the tenements and produced by the JV. Pursuant to separate contracts entered into concurrently with the JVA:

•	subsidiaries of MRL will provide the JV with crushing services (under a build, own, and operate model) and management services for the mine’s accommodation camp; and

•
a subsidiary of Albemarle will manage the marketing and sales of lithium products produced by the JV on behalf of each of Albemarle Wodgina and WLPL, including spodumene concentrate and, following the construction and commissioning of the Kemerton Assets, lithium hydroxide.

The JVA provides that Albemarle Wodgina and WLPL will share responsibility, in accordance with their respective ownership percentages, for all operating costs of the JV and all rehabilitation obligations of the JV (including on cessation of operations), other than certain rehabilitation obligations relating to the period prior to the formation of the JV and to the exploration of the reserved iron ore and tantalum rights, which will be borne by the holders of those rights.

In addition, the JVA contains provisions customary for agreements of this type, including with respect to transfers of a party’s interests in the JV and changes of control of and defaults by the parties to the JV.

This description of the JVA is not complete and is qualified in its entirety by reference to the entire JVA, a copy of which will be filed with Albemarle’s Quarterly Report on Form 10-Q for the period ending September 30, 2019.

Item 2.01    Completion of Acquisition or Disposition of Assets.

Acquisition of 60% Interest in Wodgina Project

On the Completion Date, Albemarle Wodgina completed its acquisition from WLPL of a 60% interest (the “Sale Interest”) in certain assets comprising MRL’s Wodgina lithium project in Western Australia (the “Wodgina Project”), pursuant to a previously announced Asset Sale and Share Subscription Agreement among Albemarle Wodgina, Albemarle, WLPL, and MRL entered into on December 14, 2018 and amended on August 1, 2019 and the Completion Date.

The purchase price for the Sale Interest was US$1.3 billion (the “Purchase Price”), comprised of (i) a payment by Albemarle Wodgina of US$820 million in cash (the “Cash Payment”), subject to adjustments as described below, and (ii) the transfer to WLPL, pursuant to the MRL Kemerton ASA (as described below), of a 40% interest (the “Kemerton Sale Interest”) in certain lithium hydroxide conversion assets being built by Albemarle Lithium in Kemerton, Western Australia (the “Kemerton Assets”, further described below). The parties agreed that the value of the Kemerton Sale Interest is US$480 million, based on total anticipated construction costs of the Kemerton Assets of US$1.2 billion (the “Forecast Construction Costs”). The sale and transfer of the Sale Interest in exchange for the Cash Payment and the transfer of the Kemerton Sale Interest is referred to as the “Transaction.”

The Sale Interest includes a 60% legal and beneficial interest in the mining tenements owned by WLPL relating to the Wodgina Project, including all mineral rights within those tenements, other than rights to iron ore (which will be retained by WLPL) and tantalum (which will remain held by a third party). The Sale Interest also includes a 60% legal and beneficial interest in the spodumene processing plant (the “Processing Plant”) and all of the other material physical infrastructure owned or constructed by WLPL or any of its affiliates that is required for the operation of the Wodgina Project (other than the crusher to be utilized in connection with the Wodgina Project, which will be retained and operated by an affiliate of WLPL, as described in Item 1.01 above, and certain other assets used in connection with the construction of the Wodgina Project) (the “Wodgina Infrastructure”). In addition, the Sale Interest includes the assumption of certain liabilities relating to the period following the completion of the Transaction (“Completion”), including 60% of the financing lease liabilities for certain mobile mining equipment included in the Sale Interest.

The Purchase Price is subject to a post-Completion adjustment of (A) up to US$25 million in aggregate for 60% of (i) the difference in the value of certain inventory as of April 1, 2019, being the date of the commissioning of the first stage of the Processing Plant (the “Economic Effective Date”), and as of Completion and (ii) the operational expenses and revenues of the Wodgina Project between the Economic Effective Date and Completion, less (B) approximately AU$3.59 million related to the retention by WLPL of certain mobile equipment. In addition, if the actual costs of constructing the Kemerton Assets are less than the Forecast Construction Costs, Albemarle Wodgina will be required to pay 40% of the difference to WLPL.

At Completion, Albemarle Wodgina also acquired 60% of the share capital of the Manager from WLPL.

The information disclosed in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Disposition of 40% Interest in Kemerton Assets

Also on the Completion Date, concurrently with and as partial consideration for the transfer of the Sale Interest in the Wodgina Project to Albemarle Wodgina, Albemarle Lithium transferred to WLPL the Kemerton Sale Interest pursuant to the previously announced MRL Kemerton Asset Sale Agreement (the “MRL Kemerton ASA”) entered into on August 1, 2019 among Albemarle Lithium, Albemarle Wodgina, WLPL, MRL, and Albemarle.

The Kemerton Sale Interest constitutes a 40% legal and beneficial interest in the Kemerton Assets. The Kemerton Assets include a refinery plant to convert spodumene concentrate into lithium hydroxide (the “Kemerton Refinery Plant”) and certain other related infrastructure assets. The Kemerton Refinery Plant is being built in two stages, with each stage designed to have a processing capacity of up to 25,000 ktpa of lithium hydroxide. Albemarle has retained the right to build additional processing capacity (with the potential for three further stages, each of up to 25,000 ktpa of lithium hydroxide) at the Kemerton facility for its sole benefit (the “Kemerton Expansion Capacity”). The Kemerton Expansion Capacity is excluded from the Kemerton Sale Interest.

As noted above, the parties agreed that the value of the Kemerton Sale Interest is US$480 million, based on the Forecast Construction Costs of US$1.2 billion. If the actual costs of constructing the Kemerton Assets are less than the Forecast Construction Costs, Albemarle Wodgina will be required pay 40% of the difference to WLPL. Albemarle Lithium is responsible for completing the construction and commissioning of the Kemerton Assets at its own cost (even if the costs exceed the Forecast Construction Costs), and will transfer to the Manager custody and control of each item of the Kemerton Assets upon its commissioning, provided that Albemarle Lithium will continue to operate the Kemerton Assets thereafter pursuant to a plant services agreement to be entered into with the Manager. The construction and commissioning of the Kemerton Assets is expected to be completed in stages starting in the first half of 2021.

Concurrently with the transfer of the Kemerton Sale Interest to WLPL, Albemarle Lithium’s remaining 60% interest in the Kemerton Assets (the “Albemarle Kemerton Interest”) was transferred to Albemarle Wodgina.

Entry into MARBL Lithium Joint Venture

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The Cash Payment paid by Albemarle Wodgina for the Sale Interest at Completion was funded by new borrowings under an unsecured credit facility (the “New Credit Facility”) entered into on August 14, 2019, among Albemarle, Albemarle Wodgina, and certain of their affiliates, the several banks and other financial institutions parties thereto as lenders, JPMorgan Chase Bank N.A., as Administrative Agent, and JPMorgan Chase Bank, N.A. and BofA Securities, Inc., as joint lead arrangers.

The New Credit Facility is described in Albemarle’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2019, which description is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure.

On the Completion Date, Albemarle issued a press release (the “Press Release”) announcing the Completion of the Transaction and the formation of the JV. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01    Other Events.

On the Completion Date, Albemarle announced that, based on current market conditions, the Wodgina Project will idle production of spodumene until market demand supports bringing the mine back into production.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Exhibit Description
99.1	Albemarle Press Release dated October 31, 2019

Forward-Looking Statements

Some of the information presented in this Current Report on Form 8-K, including, without limitation, information related to the JV, plans and anticipated benefits in relation to the JV, and all other information relating to matters that are not historical facts may constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from the views expressed herein. Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; changes in priorities, financial, and operating performance of Albemarle’s major customers and industries and markets served by Albemarle; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for Albemarle’s products or the end-user markets in which its products are sold; and the other factors detailed from time to time in the reports Albemarle files with the SEC, including those described under “Risk Factors” in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this Current Report. Albemarle assumes no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: November 1, 2019	By:	/s/ Karen G. Narwold
Karen G. Narwold
Executive Vice President, Chief Administrative Officer and General Counsel